Exhibit 99.10

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined below have the same meaning as set forth in the Current Report on Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information has been filed as an exhibit (the “Form 8-K”). Capitalized terms used but not defined below or in the Form 8-K have the same meaning as set forth in the Proxy Statement/Consent Solicitation/Prospectus filed with the U.S. Securities and Exchange Commission on October 27, 2020.Unless the context otherwise requires, the “Company” refers to MPMC and its subsidiaries after closing of the Business Combination, and FVAC prior to the closing of the Business Combination.

The following unaudited pro forma condensed combined financial information present the combination of the financial information of FVAC, MPMO, and SNR adjusted to give effect to the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the historical balance sheet of FVAC, the historical balance sheet of MPMO, and the historical balance sheet of SNR on a pro forma basis as if the Business Combination, summarized below, had been consummated on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020, combine the historical statements of operations of FVAC, MPMO, and SNR for such periods on a pro forma basis as if the Business Combination, summarized below, had been consummated on January 1, 2019, the beginning of the earliest period presented, giving effect to:

•	the Reverse Recapitalization between FVAC and MPMO;

•	FVAC’s acquisition of SNR, via the SNR Mergers;

•	the issuance and sale of 20,000,000 shares of FVAC Class A common stock at a purchase price of $10.00 per share and an aggregate purchase price of $200 million pursuant to the PIPE Investment;

•	the exchange of 5,933,333 of FVAC Private Placement Warrants for an aggregate of 890,000 shares of FVAC Class A common stock pursuant to the Parent Sponsor Warrant Exchange Agreement; and

•	the redemption of 35,849 shares of FVAC Class A common stock at a redemption price of $10.00 per share

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to events that are: (i) directly attributable to the Business Combination; (ii) factually supportable; and (iii) with respect to the statement of operations, expected to have a continuing impact on the results following the completion of the Business Combination.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the historical audited financial statements of MPMO for the year ended December 31, 2019 and the related notes which is incorporated by reference in the Form 8-K;

•	the historical unaudited financial statements of MPMO as of and for the nine months ended September 30, 2020 and the related notes filed as Exhibit 99.5 to the Form 8-K;

•	the historical audited financial statements of SNR for the year ended December 31, 2019 and the related notes which is incorporated by reference in the Form 8-K;

•	the historical unaudited financial statements of SNR as of and for the nine months ended September 30, 2020 and the related notes filed as Exhibit 99.6 to the Form 8-K;

•

the historical audited financial statements of FVAC for the period ended January 24, 2020 (inception) and the historical unaudited financial statements of FVAC as of and for the period from inception through September 30, 2020 and the related notes which is incorporated by reference in the Form 8-K; and

•	other information relating to FVAC, MPMO and SNR contained in the Current Report on the Form 8-K or incorporated by reference therein, including the Merger Agreement.

The Business Combination will be accounted for as a reverse recapitalization, in accordance with U.S. GAAP. Under this method of accounting, FVAC will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of MPMO issuing stock for the net assets of FVAC, accompanied by a recapitalization. The net assets of FVAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of MPMO. The SNR Mineral Rights Acquisition will be treated as an asset acquisition as it does not meet the definition of a business under ASC 805, and is accounted for in accordance with the “Acquisition of Assets Rather Than a Business” subsections of ASC 805-50 by using a cost accumulation model.

MPMO has been determined to be the accounting acquirer based on the following predominate factors:

•	MPMO’s unitholders have the greatest voting interest in the combined entity with approximately 48.8%;

•	MPMO’s former executive management will make up the vast majority of the management of MPMC;

•

MPMO’s existing directors and individuals designated by, or representing, MPMO unitholders will constitute a majority of the initial MPMC board of directors following the consummation of the Business Combination;

•	MPMC will continue to operate under the MP Materials tradename and the headquarters of MPMC will remain as MPMO’s headquarters; and

•	MPMO has a larger employee base and substantive operations.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Description of the Business Combination

MPMO and SNR unitholders received 71,941,543 and 20,000,000 of Class A common stock, respectively, as a result of the Business Combination. Therefore, the aggregate consideration for the Business Combination is $1,323.0 million based on the FVAC trading share price as of the date of closing.

Additionally, MPMO and SNR unitholders have the contingent right to receive up to 12,860,000 additional shares of Class A common stock contingent upon achieving certain market share price milestones within a period of 10 years post Business Combination.

The following summarizes the pro forma Class A common stock shares outstanding (excluding the potential dilutive effect of the Earnout Shares, Vesting Shares, and exercise of FVAC public warrants):

	Final Redemption	%
FVAC Public Stockholders	34,464,151	23.4%
Private Placement Warrants (upon conversion to FVAC Class A common stock)	890,000	0.6%

FVAC Total	35,354,151	24.0%
MPMO Unitholders	71,941,543	48.8%
SNR Unitholders	20,000,000	13.6%
PIPE Investment	20,000,000	13.6%

Pro Forma Common Stock at September 30, 2020	147,295,694	100%

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2020

(in thousands)

	As of September 30, 2020				As of September 30, 2020
	Fortress Value Acquisition Corp. (Historical)	MP Mine Operations LLC (Historical)	Secure Natural Resources LLC (Historical)	Reclassification Adjustments (Note 2)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	909	30,244	6,464	—	345,069	(A)	512,721
					200,000	(B)
					(12,075)	(C)
					(21,753)	(D)
					(23,899)	(F)
					(11,742)	(G)
					(137)	(N)
					(359)	(M)
Trade accounts receivable from related party		3,574	—	—	—		3,574
Inventories		31,040	—	—	—		31,040
Royalty revenue receivable from related party		—	1,054	—	(1,054)	(H)	—
Prepaid expenses and other current assets	334	8,810	92	—	(506)	(H)	2,679
					(6,051)	(F)

Total current assets	1,243	73,668	7,610	—	467,493		550,014
Non-current Assets:
Restricted cash		25,405	—	—	—		25,405
Net property, plant, and equipment		57,325	—	(2,967)	—		54,358
Deferred tax assets			131		—		131
Mineral rights and intangible assets (net of depletion)			200	2,967	433,142	(E)	433,342
					(2,967)	(H)
Other non-current assets		789		—	—		789
Investments held in Trust Account	345,069			—	(345,069)	(A)	—

Total non-current assets	345,069	83,519	331	—	85,106		514,025

Total Assets	346,312	157,187	7,941		552,599		1,064,039

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (cont.)

AS OF SEPTEMBER 30, 2020

(in thousands)

	As of September 30, 2020			As of September 30, 2020
	Fortress Value Acquisition Corp. (Historical)	MP Mine Operations LLC (Historical)	Secure Natural Resources LLC (Historical)	Reclassification Adjustments (Note 2)	Pro Forma Adjustments			Pro Forma Combined
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	3,396	16,700	1,964	173	(2,595)	(D	)	11,048
					(6,487)	(F	)
					(2,516)	(G	)
					550	(O	)
					(137)	(N	)
Accounts payable and accrued liabilities - related parties		2,154		5	—			2,159
Deferred revenue - related parties		—		—	—			—
Current installments of long-term debt - third party		2,056		—	—			2,056
Franchise tax payable	137	—		(137)	—			—
State tax payable		—	41	(41)	—			—
Current installments of long-term debt - related parties		38,248		—	(5,201)	(D	)	33,047
Finance lease liabilities		2,011		—	—			2,011
Other current liabilities		4,179		—	—			4,179
Other current liabilities -related parties		484		—	484	(H	)	—

Total current liabilities	3,533	65,832	2,005	—	(16,870)			54,500

Non-current Liabilities:				—
Asset retirement obligation		25,157		—	—			25,157
Environmental obligation		16,604		—	—			16,604
Deferred revenue - related parties, net of current portion		—		—	—			—
Long-term debt - third party, net of current portion		1,308		—	—			1,308
Deferred underwriting commissions	12,075			—	(12,075)	(C	)	—
Long-term debt - related parties, net of current portion		52,649		—	(13,595)	(D	)	39,054
Finance lease liabilities, net of current portion		473			—			473
Deferred tax liabilities					111,369	(Q	)	111,369
Other non-current liabilities		5,280			(3,323)	(H	)	1,957

Total non-current liabilities	12,075	101,471	—		82,376			195,922

Total liabilities	15,608	167,303	2,005		65,506			250,422

COMMITMENTS AND CONTINGENCIES
Class A common stock subject to possible redemption	325,704			—	(325,704)	(I	)	—
Stockholders’ Equity:
Common Units	—	20,500	—	—	(20,500)	(J	)	—
Class A common stock	—	—	—	—	3	(I	)	15
					2	(B	)
					8	(J	)
					2	(E	)
					(0)	(M	)
Class F common stock	1	—	—	—	(1)	(K	)	—
Preferred Units	—	2,275	—	—	(2,275)	(J	)	—
Preferred Warrants		53,846	—	—	(53,846)	(J	)	—
Additional paid-in capital	8,388	—	—	—	325,701	(I	)	901,251
					199,998	(B	)
					(3,389)	(L	)
					76,613	(J	)
					(720)	(H	)
					321,771	(E	)
					(23,463)	(F	)
					(9,226)	(G	)
					5,936	(P	)
					1	(K	)
					(359)	(M	)
Accumulated deficit	(3,389)	(86,737)	—	—	3,389	(L	)	(87,649)
					(362)	(D	)
					(550)	(O	)
Members’ Equity			5,936	—	(5,936)	(P	)	—

Total stockholders’ equity (deficit)	5,000	(10,116)	5,936	—	812,797			813,617

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	346,312	157,187	7,941	—	552,599			1,064,039

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(in thousands, except share and per share data)

	For the Period from January 24, 2020 (inception) to September 30,	For the nine months ended September 30, 2020					For the nine months ended September 30. 2020
	Fortress Value Acquisition Corp. (Historical)	MP Mine Operations LLC (Historical)	Secure Natural Resources LLC (Historical)	Reclassification Adjustments (Note 2)	Pro Forma Adjustments		Pro Forma Combined
Product sales (including sales to related parties)	—	92,132	2,464	—	—		92,132
Royalty revenue from related party					(2,464)	(AA)	—
Total revenue	—	92,132	2,464	—	(2,464)		92,132
Operating costs and expenses:
Cost of sales (including cost of sales to related parties)		44,957		—	—		44,957
Royalty expense paid to related party		1,908		—	(1,908)	(AA)	—
General and administrative expenses	3,321	14,573	2,113	—	(1,652)	(BB)	18,936
					(2,825)	(CC)
					(101)	(DD)
					3,507	(II)
Depreciation, depletion and amortization		4,832		—	13,456	(EE)	18,288
Accretion of asset retirement obligation and environmental remediation obligation		1,691		—	—		1,691
One-time settlement charge		66,615		—	—		66,615
Franchise tax expense	137			—	—		137

Total operating cost and expenses	3,458	134,576	2,113	—	10,477		150,624

Operating income (loss)	(3,458)	(42,444)	351	—	(12,941)		(58,492)
Other income, net		298		—	—		298
Gain on partial extinguishment of debt		—		—	—		—
Interest income	69		12	—	(69)	(FF)	12
Interest expense		(3,582)		—	1,947	(GG)	(1,287)
					348	(AA)

Income (loss) before income taxes	(3,389)	(45,728)	363	—	(10,715)		(59,469)
Income tax benefit (expense)		(211)	(368)	—	2,748	(HH)	2,169

Net income (loss)	$(3,389)	$(45,939)	$(5)	$—	$(7,967)		$(57,300)

Weighted average shares outstanding - Class A common stock	34,500,000						147,295,694
Basic and diluted net income (loss) per share - Class A	$—						$(0.39)
Weighted average shares outstanding - Class F common stock	8,625,000
Basic and diluted net loss per share - Class F	$(0.39)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

(in thousands, except share and per share data)

	For the Year ended December 31, 2019					For the Year ended December 31, 2019
	Fortress Value Acquisition Corp (Historical) (1)	MP Mine Operations LLC (Historical)	Secure Natural Resources LLC (Historical)	Pro Forma Adjustments		Pro Forma Combined
Product sales (including sales to related parties)	—	73,411	—	—		73,411
Royalty revenue from related party			2,020	(2,020)	(AA)	—
Total revenue	—	73,411	2,020	(2,020)		73,411
Operating costs and expenses:
Cost of sales (including cost of sales to related parties)		61,261		—		61,261
Royalty expense paid to related party		1,885		(1,885)	(AA)	—
General and administrative expenses		11,104	590	8,752	(II)	20,446
Depreciation, depletion and amortization		4,687		17,942	(EE)	22,629
Accretion of asset retirement obligation and environmental remediation obligation		2,094		—		2,094
Franchise tax expense						—

Total operating cost and expenses	—	81,031	590	24,809		106,430

Operating income (loss)	—	(7,620)	1,430	(26,829)		(33,019)
Other income, net		4,278		—		4,278
Interest income			73	—		73
Interest expense		(3,412)		2,890	(GG)	(50)
				472	(AA)

Income (loss) before income taxes	—	(6,754)	1,503	(23,467)		(28,718)
Income tax benefit (expense)		(1)	368	6,020	(HH)	6,387

Net income (loss)	$—	$(6,755)	$1,871	$(17,447)		$(22,331)

Weighted average shares outstanding - Class A common stock						147,295,694
Basic and diluted net loss per share - Class A						$(0.15)

(1)	As FVAC’s date of inception is January 24, 2020, no statement of operations data exists for the year ended December 31, 2019.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, FVAC will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of MPMO issuing stock for the net assets of FVAC, accompanied by a recapitalization. The net assets of the FVAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of MPMO. The SNR Mineral Rights Acquisition will be treated as an asset acquisition under ASC 805, and is accounted for in accordance with the “Acquisition of Assets Rather Than a Business” subsections of ASC 805-50 by using a cost accumulation model.

Subject to the terms and conditions set forth in the Merger Agreement, MPMO and SNR unitholders have the contingent right to receive up to 12,860,000 additional shares of Class A common stock contingent upon achieving certain market share price milestones within a period of 10 years post-Business Combination.

In connection with the closing of the Business Combination, 8,625,000 Founder Shares will be Vesting Shares and will vest upon achieving certain market share price milestones within a period of ten years post-Business Combination. These shares will be forfeited if the set milestones are not reached.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the Business Combination occurred on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 give pro forma effect to the Business Combination as if it had been completed on January 1, 2019. All periods are presented on the basis of MPMO as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	FVAC’s unaudited balance sheet as of September 30, 2020 and the related notes for the period ended September 30, 2020, which is incorporated by reference in the Form 8-K;

•	MPMO’s unaudited balance sheet as of September 30, 2020 and the related notes for the period ended September 30, 2020, filed as Exhibit 99.5 to the Form 8-K; and

•	SNR’s unaudited balance sheet as of September 30, 2020 and the related notes for the period ended September 30, 2020, filed as Exhibit 99.6 to the Form 8-K.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	FVAC’s audited statement of operations for the period ended January 24, 2020 (inception) and the related notes, which is incorporated by reference in the Form 8-K;

•	FVAC’s unaudited statement of operations for the nine months ended September 30, 2020 and the related notes, which is incorporated by reference in the Form 8-K;

•	MPMO’s unaudited statement of operations for the nine months ended September 30, 2020 and the related notes, filed as Exhibit 99.5 to the Form 8-K; and

•	SNR’s unaudited statement of operations for the nine months ended September 30, 2020 and the related notes, filed as Exhibit 99.6 to the Form 8-K.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

•	MPMO’s audited statement of operations for the year ended December 31, 2019 and the related notes, which is incorporated by reference in the Form 8-K; and

•	SNR’s audited statement of operations for the year ended December 31, 2019 and the related notes, which is incorporated by reference in the Form 8-K.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of FVAC, MPMO, and SNR.

2. Accounting Policies

Management will perform a comprehensive review of the three entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the three entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

As part of the preparation of these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align FVAC, MPMO and SNR’s financial statement presentation.

Reclassification Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

MPMO Reclassifications	Historical	Reclassification Amount
	(in thousands)
Net property, plant, and equipment	$57,325	$(2,967	)(a)
Mineral rights and intangible assets (net of depletion)	$—	$2,967	(a)

(a)	Reflects the reclassification of mineral rights of $2,967 thousand from net property, plant, and equipment to mineral rights and intangible assets.

FVAC Reclassifications	Historical	Reclassification Amount
	(in thousands)
Accounts payable and accrued liabilities	$3,396	$132	(a), (b)
Accounts payable and accrued liabilities—related parties	$—	$5	(b)
Franchise tax payable	$137	$(137	)(a)

(a)	Reflects the reclassification of franchise tax payable of $137 thousand to accounts payable and accrued liabilities.
(b)	Reflects the reclassification of $5 thousand from accounts payable and accrued liabilities to accounts payable and accrued liabilities – related parties.

SNR Reclassifications	Historical	Reclassification Amount
	(in thousands)
Accounts payable and accrued liabilities	$1,964	$41	(a)
State tax payable	$41	$(41	)(a)

(a)	Reflects the reclassification of state tax payable of $41 thousand to accounts payable and accrued liabilities.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. MPMO and FVAC have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies. As it relates to the Mineral Rights Lease and Intellectual Property License between MPMO and SNR, certain pro forma adjustments were included in the unaudited pro forma condensed combined financial information to eliminate such activities between MPMO and SNR.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the post-combination company’s shares outstanding, assuming the Business Combination occurred on January 1, 2019.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

(A)	Reflects the reclassification of $345.1 million of investments held in the Trust Account that becomes available following the Business Combination.

(B)	Reflects the net proceeds of $200.0 million from the issuance and sale of 20,000,000 shares of FVAC Class A common stock at $10.00 per share in the PIPE Investment.

(C)	Reflects the settlement of $12.1 million of deferred underwriters’ fees.

(D)

Reflects the settlement of MPMO’s historical debt that will be settled concurrently with the close of the transaction comprised of the MPMO Unsecured Note and the MPMO Secured Note. The adjustments related to debt reflected in the unaudited pro forma condensed combined balance sheet are summarized as follows:

(in thousands)
Represents current portion of MPMO historical debt paid off	$(5,563)
Represents noncurrent portion of MPMO historical debt paid off	(13,595)
Represents accrued interest of MPMO historical debt paid off (1)	(2,595)

Total pro forma adjustments to cash and cash equivalents	$(21,753)

Represents current portion of MPMO historical debt paid off	$(5,563)
Represents discount on current portion of MPMO historical debt paid off	362

Total pro forma adjustments to current installments of long-term debt—related parties	$(5,201)

(1)	Represents $2.4 million of accrued interest as of September 30, 2020 and an additional $0.2 million of accrued interest for the period October 1, 2020 to the close of the transaction.

(E)	Reflects the fair value adjustment to the mineral rights acquired in the SNR Mineral Rights Acquisition recognized on the basis of relative fair value in accordance with ASC 805.

(in thousands)
Consideration transferred to SNR (1)	$287,800
Add: Transaction costs	1,607
Add: Fair Value of SNR’s Earnout Shares (2)	37,248

Total Cost of Acquisition	326,655
Less: Total value non-qualifying assets	(4,682)

Relative Fair Value Mineral Rights	321,973
Add: Deferred tax liability(3)	111,369

Final Carrying Value Mineral Rights	$433,342

(1)

Represents consideration transferred to SNR based on the fair value of 20,000,000 shares of Class A common stock transferred using a price per share of $14.39, the closing price on the date the Business Combination was consummated.

(2)

Represents the estimated fair value of the Earnout Shares upon the achievement of certain stock price milestones during a specified post-merger measurement period, and subject to certain additional terms, as outlined in the Merger Agreement. FVAC obtained the fair value based on a Monte Carlo simulation model using certain underlying assumptions such as stock price, volatility, risk-free interest rates and dividend payments. The fair value of the Earnout Shares was allocated to SNR based on the amount of total Earnout Shares of 91,941,543 that are attributable to SNR Holdco common stock, which is 20,000,000 shares, or 21.8%.

(3)	Represents the recognition of the deferred tax impact of the mineral rights acquired in the SNR Mineral Rights Acquisition in accordance with ASC 740.

(F)

Represents the payment of $23.9 million in total transaction costs incurred by MPMO. Of this amount, $6.1 million was capitalized and $6.5 million had been accrued as of September 30, 2020. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are nonrecurring.

(G)

Represents transaction costs incurred by FVAC that are not capitalized as part of the Business Combination. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are nonrecurring.

(H)	Reflects the settlement of the pre-existing relationship balances between MPMO and SNR.

(I)	Reflects the reclassification of $325.7 million of FVAC Class A common stock subject to possible redemption to permanent equity.

(J)

Reflects the recapitalization of MPMO and issuance of 71,941,543 of the post-combination company’s Class A common stock to MPMO equity holders as consideration in the Business Combination. Additionally, reflects the conversion of 890,000 Private Placement Warrants to Class F common stock pursuant to the Parent Sponsor Warrant Exchange Agreement, which convert to Class A common stock upon consummation of the Business Combination.

(K)	Reflects the adjustment to the historical Founder Shares as a result of the Surrender Shares pursuant to the Parent Sponsor Letter Agreement.

(L)	Reflects the elimination of FVAC’s historical accumulated deficit.

(M)	Reflects redemptions of 34,849 FVAC public shares for $0.4 million at a redemption price of $10.00 per share on the date the Business Combination was consummated.

(N)	Reflects the reduction to cash used to settle SNR’s franchise tax payable.

(O)	Reflects one-time, lump-sum payments payable immediately following the closing of the Business Combination in accordance with new executed executive employment agreements.

(P)	Reflects the elimination of SNR’s historical members’ equity.

(Q)

Reflects an increase in deferred tax liabilities as a result of the SNR Mineral Rights Acquisition. The deferred tax liability and resulting adjustment to the carrying amount of the acquired mineral rights were calculated using the simultaneous equations method under ASC 740. The initial temporary difference was calculated based on the book to tax basis difference of approximately $322.0 million. A factor was applied to the initial temporary difference resulting in an estimated deferred tax liability of $111.4 million. The tax rate was based on an estimated blended federal and state statutory tax rate of 25.7%. The estimated blended federal and state tax rate is not necessarily indicative of the effective tax rate of the combined company.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the period ended September 30, 2020 and the year ended December 31, 2019 are as follows:

(AA)	Reflects elimination of MPMO and SNR related party transactions.

(BB)	Reflects elimination of MPMO historical transaction costs incurred for the Reverse Recapitalization.

(CC)	Reflects elimination of FVAC historical transaction costs incurred for the Reverse Recapitalization.

(DD)	Reflects elimination of historical expenses related to FVAC’s office space and related support services, which will terminate upon consummation of the Business Combination.

(EE)

Reflects the elimination of historical depletion and the recognition of new depletion based on the relative fair value of the mineral rights acquired through the SNR Mineral Rights Acquisition. The new depletion is based on the estimated useful life of the mineral rights of 24 years, which is based on proven and probable reserves, and is calculated on a straight-line basis.

	For the nine months ended September 30, 2020	For the year ended December 31, 2019
	(in thousands)
Represents new depletion of acquired mineral rights	$13,542	$18,056
Represents elimination of historical depletion	(86)	(114)

Total pro forma adjustments to depreciation, depletion and amortization	$13,456	$17,942

(FF)	Reflects elimination of investment income related to the investment held in the Trust Account.

(GG)

Reflects elimination of historical interest expense recorded by MPMO related to MPMO’s historical debt that will be settled concurrently with the close of the Business Combination, comprised of the MPMO Unsecured Note and the MPMO Secured Note.

(HH)

Reflects the income tax effect of pro forma adjustments using the estimated statutory tax rate of 25.7%, compromised of the federal statutory corporate tax rate of 21.0% and a blended state tax rate of 4.7%.

(II)

Reflects stock compensation expense related to time-based incentive awards granted to two executives and the partial vesting of the initial equity award equal to 1.7% of the pre-money Combined Company Equity Value in the form of a restricted stock award granted to one executive upon the closing of the Business Combination. Additionally, reflects the base salary expense increases contingent upon the closing of the Business Combination in accordance with new executed executive employment agreements that were entered into in connection with the Business Combination.

4. Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2019. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Business Combination have been outstanding for the entire periods presented. For shares redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.

	For the nine months ended September 30, 2020	For the year ended December 31, 2019
Pro forma net loss (in thousands)	$(57,300)	$(22,331)
Weighted average shares outstanding of Class A common stock	147,295,694	147,295,694
Basic and diluted net loss per share—Class A (1)	$(0.39)	$(0.15)

(1)

For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding public warrants are exchanged for MPMO Class A common stock. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted loss per share.